                                                                     EXHIBIT 4.9


                      AMENDED AND RESTATED TRUST AGREEMENT

                                      AMONG

                            RLI CORP., AS DEPOSITOR,

                 WILMINGTON TRUST COMPANY, AS PROPERTY TRUSTEE,

                           DELAWARE TRUSTEE AND BANK,

                                       AND

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                        DATED AS OF ____________________

                               RLI CAPITAL TRUST I

                               RLI CAPITAL TRUST I

Certain Sections of this Trust Agreement relating to Sections 310 through 318 of the Trust Indenture Act of 1939:

Trust Indenture                                                                Trust Agreement
Act Section                                                                    Section
(S) 310               (a)(1).................................................    8.7
                      (a)(2).................................................    8.7
                      (a)(3).................................................    8.9
                      (a)(4).................................................    2.7(a)(ii)
                      (a)(5).................................................    8.7
                      (b)....................................................    8.8
                      (c)....................................................    Not Applicable
(S) 3.11              (a)....................................................    8.13
                      (b)....................................................    8.13
                      (c)....................................................    Not Applicable
(S) 3.12              .......................................................    5.7
(S) 3.13              .......................................................    8.14
(S) 3.14              (a)....................................................    8.15, 2.7(a)(i)(G)
                      (b)....................................................    Not Applicable
                      (c)....................................................    8.15, 8.16
                      (d)....................................................    Not Applicable
                      (e)....................................................    8.16
                      (f)....................................................    Not Applicable
(S) 3.15              (a)....................................................    8.1
                      (b)....................................................    8.2
                      (c)....................................................    8.1
                      (d)....................................................    8.1, 8.3
                      (e)....................................................    Not Applicable
(S) 3.16              (a)....................................................    8.19
                      (a)(2).................................................    Not Applicable
                      (b)....................................................    Not Applicable
                      (c)....................................................    2.7(a)(i)(C), 6.7
(S) 3.17              .......................................................    2.7, 5.9
(S) 3.18              .......................................................    10.10

----------

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement and shall not affect the interpretation of any of its terms and provisions.

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
ARTICLE 1       DEFINED TERMS.............................................................................1
     Section 1.1   Definitions............................................................................1

ARTICLE 2       ESTABLISHMENT OF THE TRUST...............................................................10
     Section 2.1   Name..................................................................................10
     Section 2.2   Offices of the Trustees; Principal Place of Business..................................10
     Section 2.3   Initial Contribution of Trust Property; Organizational Expenses.......................10
     Section 2.4   Issuance of the Preferred Securities..................................................11
     Section 2.5   Subscription and Purchase of Debentures; Issuance of the Common Securities............11
     Section 2.6   Declaration of Trust and Appointment of Trustees......................................11
     Section 2.7   Authorization to Enter into Certain Transactions......................................12
     Section 2.8   Assets of Trust.......................................................................17
     Section 2.9   Title to Trust Property...............................................................17

ARTICLE 3       PAYMENT ACCOUNT..........................................................................18
     Section 3.1   Payment Account.......................................................................18

ARTICLE 4       DISTRIBUTIONS; REDEMPTION................................................................18
     Section 4.1   Distributions.........................................................................18
     Section 4.2   Redemption............................................................................19
     Section 4.3   Subordination of Common Securities....................................................21
     Section 4.4   Payment Procedures....................................................................22
     Section 4.5   Tax Returns and Reports...............................................................22
     Section 4.6   Payment of Taxes, Duties, Etc. of the Trust...........................................22
     Section 4.7   Payments under Indenture..............................................................22

ARTICLE 5       TRUST SECURITIES CERTIFICATES............................................................23
     Section 5.1   Initial Ownership.....................................................................23
     Section 5.2   The Trust Securities Certificates.....................................................23
     Section 5.3   Authentication and Delivery of Trust Securities Certificates..........................23
     Section 5.4   Registration of Transfer and Exchange of Preferred Securities Certificates............23
     Section 5.5   Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates....................24
     Section 5.6   Persons Deemed Securityholders........................................................25
     Section 5.7   Access to List of Securityholders' Names and Addresses................................25
     Section 5.8   Maintenance of Office or Agency.......................................................25
     Section 5.9   Appointment of Paying Agent...........................................................25
     Section 5.10  Ownership of Common Securities by Depositor...........................................26
     Section 5.11  Book-Entry Preferred Securities Certificates; Common Securities Certificate...........26
     Section 5.12  Notices to Clearing Agency............................................................27
     Section 5.13  Definitive Preferred Securities Certificates..........................................27
     Section 5.14  Rights of Securityholders.............................................................28

ARTICLE 6       ACTS OF SECURITYHOLDERS; MEETINGS; VOTING................................................28
     Section 6.1   Voting Rights.........................................................................28
     Section 6.2   Notice of Meetings....................................................................30
     Section 6.3   Meetings of Preferred Securityholders.................................................30
     Section 6.4   Voting Rights.........................................................................31
     Section 6.5   Proxies, etc..........................................................................31
     Section 6.6   Securityholder Action by Written Consent..............................................31
     Section 6.7   Record Date for Voting and Other Purposes.............................................31
     Section 6.8   Acts of Securityholders...............................................................32
     Section 6.9   Inspection of Records.................................................................33

ARTICLE 7       REPRESENTATIONS AND WARRANTIES...........................................................33
     Section 7.1   Representations and Warranties of the Bank, the Property Trustee and
                   the Delaware Trustee.................................................. ...............33
     Section 7.2   Representations and Warranties of Depositor...........................................34

ARTICLE 8       THE TRUSTEES.............................................................................34
     Section 8.1   Duties, Responsibilities and Limitation of Liability..................................34
     Section 8.2   Notices...............................................................................36
     Section 8.3   Certain Rights of Property Trustee....................................................37
     Section 8.4   Not Responsible for Recitals or Issuance of Securities................................39
     Section 8.5   May Hold Securities...................................................................39
     Section 8.6   Compensation; Indemnity; Fees.........................................................39
     Section 8.7   Corporate Property Trustee Required; Eligibility of Trustees..........................40
     Section 8.8   Conflicting Interests.................................................................40
     Section 8.9   Co-Trustees and Separate Trustee......................................................40
     Section 8.10  Resignation and Removal; Appointment of Successor.....................................42
     Section 8.11  Acceptance of Appointment by Successor................................................43
     Section 8.12  Merger, Conversion, Consolidation or Succession to Business...........................44
     Section 8.13  Preferential Collection of Claims Against Depositor or Trust..........................44
     Section 8.14  Reports by Property Trustee...........................................................45
     Section 8.15  Reports to the Property Trustee.......................................................45
     Section 8.16  Evidence of Compliance with Conditions Precedent......................................45
     Section 8.17  Number of Trustees....................................................................45
     Section 8.18  Delegation of Power...................................................................46
     Section 8.19  Enforcement of Rights of Property Trustee by Securityholders..........................46

ARTICLE 9       TERMINATION, LIQUIDATION AND MERGER......................................................47
     Section 9.1   Termination Upon Expiration Date......................................................47
     Section 9.2   Early Termination.....................................................................47
     Section 9.3   Termination...........................................................................47
     Section 9.4   Liquidation...........................................................................47
     Section 9.5   Mergers, Consolidations, Amalgamations or Replacements of the Trust...................49

ARTICLE 10      MISCELLANEOUS PROVISIONS.................................................................50
     Section 10.1  Limitation of Rights and Liability of Securityholders.................................50
     Section 10.2  Amendment.............................................................................50
     Section 10.3  Separability..........................................................................52
     Section 10.4  Governing Law.........................................................................52

     Section 10.5  Notice of Deferral of Distribution....................................................52
     Section 10.6  Successors............................................................................53
     Section 10.7  Headings..............................................................................53
     Section 10.8  Reports, Notices and Demands..........................................................53
     Section 10.9  Agreement Not to Petition.............................................................54
     Section 10.10 Limitation of Depositor's Liability...................................................55
     Section 10.11 Trust Indenture Act; Conflict with the Trust Indenture Act............................55
     Section 10.12 Acceptance of Terms of Trust Agreement, Guarantee and Indenture.......................55
     Section 10.13 Counterparts..........................................................................56

                      AMENDED AND RESTATED TRUST AGREEMENT

         AMENDED AND RESTATED TRUST AGREEMENT, dated as of ________________, among (i) RLI Corp., an Illinois corporation (including any successors or assigns, the "Depositor"), (ii) Wilmington Trust Company, a Delaware banking corporation, as property trustee and Delaware trustee (in each such capacity, the "Property Trustee" and "Delaware Trustee," respectively, and, in its separate corporate capacity and not in its capacity as Property Trustee or Delaware Trustee, the "Bank"), (iii) ________________, an individual, and _________________, an individual, (each an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees") and (iv) the several Holders, as hereinafter defined.

                              W I T N E S S E T H:

         WHEREAS, the Depositor, the Property Trustee and the Delaware Trustee heretofore have duly created a statutory trust pursuant to the Delaware Statutory Trust Act by the entering into of that certain Trust Agreement, dated as of ______, 2003 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on _________________, 2003, attached as Exhibit A; and

         WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to appoint the Administrative Trustees and to provide for the purposes set forth herein;

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other party and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

SECTION 1.1     DEFINITIONS.

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

         (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Act" has the meaning specified in Section 6.8.

         "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period. For the avoidance of doubt, the Additional Amount does not include Additional Sums.

         "Additional Sums" means such additional amounts that are imposed on the Trust by the United States, or any other taxing authority, as taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes), and which are paid by the Depositor as additional interest on the Securities in an amount necessary for the net amounts received and retained by the Trust after paying such taxes, duties, assessments or other governmental charges to be equal to the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

         "Administrative Trustee" has the meaning specified in the preamble to this Trust Agreement, solely in his or her capacity as Administrative Trustee of the Trust continued hereunder and not in his or her individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Bank" has the meaning specified in the preamble to this Trust
Agreement.

         "Bankruptcy Event" means, with respect to any Person:

         (a) the entry by a court having jurisdiction in the premises of a decree or order (A) for relief in respect of such Person in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

         "Bankruptcy Laws" has the meaning specified in Section 10.9.

         "Board Resolution" means a resolution or copy thereof certified by the Secretary, the Corporate Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.

         "Book Entry Preferred Securities Certificates" means certificates representing Preferred Securities issued in global, fully registered form to the Clearing Agency as described in Section 5.11.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

         "Certificate Depository Agreement" means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Preferred Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended or supplemented from time to time.

         "Clearing Agency" means The Depository Trust Company or any successor organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and appointed pursuant to the terms hereof.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency pursuant to the rules of such Clearing Agency or an agreement between the Clearing Agency and such Person in the customary form.

         "Closing Date" means the date or dates on which the Preferred Securities are issued and sold.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $__ and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Common Securityholder" means RLI Corp., in its capacity as purchaser and holder of all of the Common Securities issued by the Trust.

         "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

         "Corporate Trust Office" means (A) with respect to the Property Trustee, the office at which its corporate trust business shall be principally administered located in Wilmington, Delaware, and (B) with respect to the Debenture Trustee, the office at which its corporate trust business shall be principally administered located in _________________.

         "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

         "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

         "Debenture Trustee" means Bank One, N.A. and any successor thereto, as trustee under the Indenture.

         "Debentures" means the Depositor's __% Junior Subordinated Deferrable Interest Debentures due ___, limited in aggregate principal amount to $[ ] (or up to $[ ], if the Over-Allotment Option is exercised in full) issued to the Trust pursuant to the Indenture.

         "Definitive Preferred Securities Certificates" means either or both (as the context requires) of (a) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.11(a) and (b) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

         "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801, et seq., as it may be amended from time to time, or any successor legislation, with a similar purpose and effect.

         "Delaware Trustee" means the commercial bank or trust company identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and, except as specifically provided to the contrary herein, not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "Depositor" has the meaning specified in the preamble to this Trust Agreement.

         "Distribution Date" has the meaning specified in Section 4.1(a).

         "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

         "Early Termination Event" has the meaning specified in Section 9.2.

         "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a)    the occurrence of a Debenture Event of Default; or

         (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (d) default in the performance or breach in any material respect of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in whose performance or breach is dealt with in clause (b) or (c), above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure of the Depositor to appoint a successor Property Trustee within 60 days thereafter.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation, with a similar purpose and effect.

         "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit D, as amended or supplemented from time to time.

         "Expiration Date" has the meaning specified in Section 9.1.

         "Extension Period" has the meaning specified in Section 4.1(b).

         "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and Wilmington Trust Company, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Preferred Securities, as amended or supplemented from time to time.

         "Indemnified Person" has the meaning specified in Section 8.1(d).

         "Indenture" means the Subordinated Indenture, dated as of __________, as supplemented by a Supplemental Indenture, dated as of ______________ between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

         "Investment Company Event" means the receipt by the Trust of an opinion of a nationally recognized independent counsel (an "Investment Company Act Opinion"), to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the Closing Date.

         "Legal Action" has the meaning specified in Section 2.7(a)(i)(D).

         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

         "Liquidation Amount" means the stated amount of $__ per Trust Security.

         "Liquidation Date" means each date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

         "Liquidation Distribution" has the meaning specified in Section 9.4(d).

         "1940 Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation, with similar purpose and effect.

         "Officer's Certificate" means a certificate signed by the Chairman, Chief Executive Officer, President or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary, the Corporate Secretary or an Assistant Secretary, of the Person delivering such certificate. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

         (a) a statement that each officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officer's Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, but not an employee of any thereof, and who shall be reasonably acceptable to the Person receiving such opinion.

         "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

         "Outstanding", when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore executed and delivered under this Trust Agreement, except:

         (a) Preferred Securities theretofore cancelled by the Securities Registrar or delivered to the Securities Registrar for cancellation;

         (b) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption shall have been duly given pursuant to this Trust Agreement; and

         (c) Preferred Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been authenticated and delivered pursuant to this Trust Agreement; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent, approval or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any Affiliate of any thereof. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "Over-Allotment Option" means the option granted to the underwriters pursuant to the Underwriting Agreement to purchase up to an additional [ ] Preferred Securities in order to satisfy over-allotments.

         "Owner" means each Person who is the beneficial owner of a Book Entry Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Property Trustee.

         "Payment Account" means a segregated non-interest-bearing corporate trust account established pursuant to Section 3.1 and maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Section 4.1 and 4.2.

         "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $__ and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Preferred Securityholder" means a Holder of a Preferred Security.

         "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit E.

         "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and, except as specifically provided to the contrary herein, not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided. For purposes of the Trust Indenture Act, the Property Trustee shall be the "indenture trustee."

         "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

         "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, which amount will equal (i) the redemption price paid by the Depositor to repay or redeem, in whole or in part, the Debentures held by the Trust, plus an amount equal to

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accumulated and unpaid Distributions on such Trust Security through applicable
Redemption Date or (ii) such lesser amount as will be received by the Trust in respect of the Debentures so repaid or redeemed.

         "Relevant Trustee" has the meaning specified in Section 8.10.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation with a similar purpose and effect.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4.

         "Securityholder" or "Holder" means a Person in whose name a Trust Security is or Securities are registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act.

         "Successor Securities" has the meaning specified in Section 9.5.

         "Special Event" means a Tax Event or an Investment Company Event.

         "Tax Event" means the receipt by the Trust of an opinion of independent tax counsel experienced in such matters ("Tax Event Opinion"), to the effect that, as a result of (a) any amendment to, change in or announced prospective change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative written decision, pronouncement or action, or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, decision or action is announced on or after the Closing Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to the United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable to the Trust by the Depositor on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible, in whole or in part, by the Depositor for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to a material amount of other taxes, duties or other governmental charges.

         "Trust" means the Delaware statutory trust created pursuant to the Original Trust Agreement and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware and continued hereby and identified on the cover page to this Trust Agreement.

         "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act

                                        9
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of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to this Trust Agreement.

         "Trust Security" means any one of the Common Securities or the Preferred Securities.

         "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

         "Trustees" means the Persons identified as "Trustees" in the preamble to this Trust Agreement solely in their capacities as Trustees of the Trust continued hereunder and, except as specifically provided to the contrary herein, not in their individual capacities, or any successor in interest in such capacity, or any successor "Trustee" appointed as herein provided.

         "Underwriting Agreement" means the Underwriting Agreement, dated as of _________, among the Trust, the Depositor and the underwriters named therein.

                                    ARTICLE 2
                           ESTABLISHMENT OF THE TRUST

SECTION 2.1     NAME.

         The Trust heretofore duly created and continued hereby shall be known as "RLI Capital Trust I," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

SECTION 2.2     OFFICES OF THE TRUSTEES; PRINCIPAL PLACE OF BUSINESS.

         The address of the Delaware Trustee and Property Trustee in the State of Delaware is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, or such other address in the State of Delaware as the Delaware Trustee and/or the Property Trustee may designate by written notice to the Securityholders and the Depositor. The address of the Administrative Trustees is c/o RLI Corp., 9025 N. Lindbergh Drive, Peoria, Illinois 61615. The principal executive office of the Trust is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration. The Depositor may change the principal place of business of the Trust at any time by giving notice thereof to the Trustees.

SECTION 2.3     INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES.

         The Trustees acknowledge receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The

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Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

SECTION 2.4     ISSUANCE OF THE PREFERRED SECURITIES.

         Contemporaneously with the execution and delivery of this Trust Agreement, (i) the Depositor and an Administrative Trustee, on behalf of the Trust, shall execute and deliver the Underwriting Agreement, (ii) an Administrative Trustee, on behalf of the Trust, shall execute in accordance with
Section 5.2 and, following authentication thereof as provided in subsection (iii) below, deliver to the Underwriters named therein Preferred Securities Certificates, registered in the name of Persons entitled thereto, and
(iii) the Property Trustee, on behalf of the Trust, shall authenticate the Preferred Securities Certificates. The Preferred Securities Certificates shall represent an aggregate amount of _________ Preferred Securities, having an aggregate Liquidation Amount of $_____. The Preferred Securities Certificates shall be delivered against receipt of the aggregate purchase price of such Preferred Securities of $______, which amount the Administrative Trustees shall promptly deliver to the Property Trustee.

SECTION 2.5 SUBSCRIPTION AND PURCHASE OF DEBENTURES; ISSUANCE OF THE COMMON SECURITIES.

         Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and, following authentication by the Property Trustee, deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of _____ Common Securities having an aggregate Liquidation Amount of $___ against payment by the Depositor of the sum of $____. After execution of the Common Securities Certificates, the Property Trustee, on behalf of the Trust, shall authenticate such Common Securities Certificates. Contemporaneously with the delivery of such Common Securities Certificates, the Administrative Trustees, on behalf of the Trust, shall subscribe to and purchase Debentures, registered in the name of the Trust and having an aggregate principal amount equal to $___, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $___.

SECTION 2.6     DECLARATION OF TRUST AND APPOINTMENT OF TRUSTEES.

                (a)     The exclusive purposes and functions of the Trust are
         (i) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, (ii) enter into and perform under the Expense Agreement, the Certificate Depositary Agreement, and any other agreements related hereto or thereto, and (iii) to engage in those activities necessary, convenient or incidental thereto.

                (b) The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment.

                        (i) The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders.

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

                        (ii) The Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust.

                        (iii) Except as may be required under the Delaware Statutory Trust Act, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of
                Section 3807 of the Delaware Statutory Trust Act.

                        (iv) The Delaware Trustee and the Property Trustee, under the Original Trust Agreement, have caused to be filed the Certificate of Trust of the Trust with the office of the Secretary of State of the State of Delaware, a copy of which is attached as Exhibit A, and such filing is hereby confirmed and ratified.

SECTION 2.7     AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.

                (a) The Trustees, subject to the limitations set forth herein, shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

                        (i) As among the Trustees, the Administrative Trustees, acting singly or jointly, shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                                (A)   to acquire the Debentures with the
                        proceeds of the sale of the Trust Securities; provided, however, the Administrative Trustees shall cause legal title to all of the Debentures to be vested in, and the Debentures to be held of record in the name of, the Property Trustee for the benefit of the Trust and the Holders of the Trust Securities;

                                (B)   to deliver to the Depositor and the
                        Property Trustee prompt written notice of the occurrence of any Special Event and to take any ministerial actions in connection therewith; provided that the Administrative Trustees shall consult with the Depositor and the Property Trustee before taking or refraining to take any ministerial action in relation to a Special Event;

                                (C) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including for the purposes of
                        Section 316(c) of the Trust Indenture Act and with respect to Distributions, voting rights, redemptions, and exchanges, and to issue relevant notices to Holders of the Trust Securities as to such actions and applicable record dates;

                                (D)   to bring or defend, pay, collect,
                        compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to
                        Section 2.7(a)(ii)(D), the Property Trustee has the power to bring such Legal Action;

                                (E) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants to conduct only those services that the Administrative Trustees have authority to conduct directly, and to pay reasonable compensation for such services;

                                (F)   to cause the Trust to comply with the
                        Trust's obligations under the Trust Indenture Act;

                                (G) to give the certificate to the Property Trustee required by Section 314(a)(4) of the Trust Indenture Act, which certificate may be executed by any Administrative Trustee;

                                (H)   to take all actions and perform such
                        duties as may be required of the Administrative Trustees pursuant to the terms of this Trust Agreement;

                                (I) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Securities or to enable the Trust to effect the purposes for which the Trust has been created;

                                (J) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust;

                                (K)   the issuance and sale of the Trust
                        Securities in accordance with this Article 2;

                                (L) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                                (M)   assisting in the registration of the
                        Preferred Securities under the Securities Act and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                                (N) assisting in the listing of the Preferred Securities or the Guarantees on such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Exchange Act and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                                (O) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                                (P)   the appointment of a Paying Agent,
                        authenticating agent and Securities Registrar in accordance with this Trust Agreement;

                                (Q)   registering transfers of the Trust
                        Securities in accordance with this Trust Agreement, or appointing a replacement Securities Registrar;

                                (R)   to the extent provided in this Trust
                        Agreement, to assist in the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                                (S)   unless otherwise determined by the
                        Depositor, the Property Trustee or the Administrative Trustees, or as otherwise required by the Delaware Statutory Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                                (T) the taking of any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and to protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

                        (ii) As among the Trustees, the Property Trustee shall have the exclusive power, duty and authority to act on behalf of the Trust with respect to the following matters:

                                (A) engage in such ministerial activities as shall be necessary or appropriate to effect promptly the redemption of the Trust Securities to the extent the Debentures are redeemed or mature;

                                (B) upon notice of distribution issued by the Administrative Trustees in accordance with the terms of this Trust Agreement, engage in such ministerial activities as shall be necessary or appropriate to effect promptly the distribution pursuant to the terms of this Trust Agreement of Debentures to Holders of Trust Securities;

                                (C) take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Trust Agreement;

                                (D) take any Legal Action which arises out of or in connection with an Event of Default or the Property Trustee's duties and obligations under this Trust Agreement, the Delaware Statutory Trust Act or the Trust Indenture Act;

                                (E) the establishment and maintenance of the Payment Account;

                                (F) the receipt of and holding of legal title to the Debentures;

                                (G) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

                                (H) the distribution of amounts received in the Payment Account and owed to the Securityholders in respect of the Trust Securities;

                                (I) subject to the terms hereof, the exercise of all of the rights, powers and privileges of a holder of the Debentures and, if an Event of Default occurs and is continuing, to enforce for the benefit of and subject to the rights of the Securityholders, its rights as holder of the Debentures under the Indenture;

                                (J)   the sending of notices of default and
                        other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                                (K) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

                                (L)   to the extent provided in this Trust
                        Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                                (M) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder);

                                (N)   registering transfers of the Trust
                        Securities in accordance with this Trust Agreement; and

                                (O) subject to this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

                (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activity or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, (vi) issue any securities other than the Trust Securities, or
         (vii) have any power to, or agree to any action by the Depositor that would, vary the Trust Property of the Trust or the Trust Securities. The Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

                (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                        (i) to prepare for filing by the Trust with the Commission and to execute on behalf of the Trust a registration statement on Form S-3 or S-4 under the Securities Act in relation to the Preferred Securities or the Guarantees, including any amendments thereto;

                        (ii) to determine the States in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

                        (iii) to prepare for filing by the Trust and to execute on behalf of the Trust an application to the New York Stock Exchange or any other national securities exchange or the Nasdaq National Market for listing upon notice of issuance of any Preferred Securities or Guarantees;

                        (iv) to prepare for filing by the Trust with the Commission and to execute on behalf of the Trust a registration statement on Form 8-A relating to the registration of the Preferred Securities or the Guarantees under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

                        (v) to negotiate the terms of, and execute, deliver and perform, the Underwriting Agreement providing for the sale of the Preferred Securities or the Guarantees;

                        (vi) to negotiate the terms of an agreement with the Depository Trust Company relating to the Preferred Securities or the Guarantees and to execute, deliver and perform the agreement on behalf of the Trust; and

                        (vii) any other actions necessary or desirable to carry out any of the foregoing activities.

                (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as other than a grantor trust for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Preferred Securities.

SECTION 2.8     ASSETS OF TRUST.

         The assets of the Trust shall consist of the Trust Property.

SECTION 2.9     TITLE TO TRUST PROPERTY.

         Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may thereafter only be appointed as Property Trustee in accordance with the terms hereof.

                                    ARTICLE 3
                                 PAYMENT ACCOUNT

SECTION 3.1     PAYMENT ACCOUNT.

                (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

                (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                    ARTICLE 4
                            DISTRIBUTIONS; REDEMPTION

SECTION 4.1     DISTRIBUTIONS.

                (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from _______, and, except in the event that the Depositor exercises its right to extend the interest payment period for the Debentures pursuant to the Indenture, shall be payable quarterly in arrears on ___, ___, ___ and ____ of each year, commencing on ___, ___. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.1(a) a "Distribution Date").

                (b) Distributions on the Trust Securities shall be payable at a rate of __% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. If the interest payment for the Debentures is extended pursuant to Section 11.02 of the Indenture (an "Extension Period"), then the rate per annum at which Distributions on the Trust Securities accumulate shall be increased by an amount such that the aggregate amount of Distributions that accumulate on all Trust Securities during any such Extension Period is equal to the aggregate amount of interest (including interest payable on unpaid interest at the rate of __% of the Liquidation Amount of the Trust

         Securities per annum, compounded quarterly) that accrues during any such Extension Period on the Debentures. The amount of Distributions payable for any period shall include the Additional Amounts, if any. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

                (c) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand legally and immediately available in the Payment Account for the payment of such Distributions.

                (d) Distributions (including Additional Amounts, if any), on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the close of business one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the close of business 15 days prior to the relevant Distribution Date.

SECTION 4.2     REDEMPTION.

                (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

                (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

                        (i)     the Redemption Date;

                        (ii)    the Redemption Price;

                        (iii)   the CUSIP number;

                        (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and

                        (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date, except as provided in Section 4.2(d).

                (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the

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         Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand legally and immediately available in the Payment Account for the payment of such Redemption Price.

                (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, so long as the Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the holders thereof. If the Preferred Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

                (e) Payment of the Redemption Price on the Trust Securities shall be made to the record holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the close of business one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the close of business on the fifteenth day prior to the Redemption Date.

                (f) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on

         Liquidation Amounts) among the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $___ or an integral multiple of $___ in excess thereof of the Liquidation Amount of Preferred Securities of a denomination larger than $__); provided however, that before undertaking redemption of the Preferred Securities on other than a pro rata basis, the Property Trustee shall have received an Opinion of Counsel that the status of the Trust as a grantor trust for United States federal income tax purposes would not be adversely affected. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities which has been or is to be redeemed.

                (g) Subject to the foregoing provisions of this Section 4.2 and to applicable law (including, without limitation, United States federal securities laws), the Depositor or its Affiliates may, at any time and from time to time, purchase Outstanding Preferred Securities by tender, in the open market or by private agreement.

SECTION 4.3     SUBORDINATION OF COMMON SECURITIES.

                (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made subject to Section 4.2(f) pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of, Preferred Securities then due and payable.

                (b) In the case of the occurrence of any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

SECTION 4.4     PAYMENT PROCEDURES.

         Payments in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.

SECTION 4.5     TAX RETURNS AND REPORTS.

         The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be furnished to such Securityholder or the information required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and schedules promptly after such filing or furnishing. The Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

SECTION 4.6     PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST.

         Upon receipt under the Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

SECTION 4.7     PAYMENTS UNDER INDENTURE.

         Any amount payable hereunder to any Holder of Preferred Securities (and any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (and Owner) has directly received pursuant to
Section 13.14 of the Indenture.

                                    ARTICLE 5
                          TRUST SECURITIES CERTIFICATES

SECTION 5.1     INITIAL OWNERSHIP.

         Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

SECTION 5.2     THE TRUST SECURITIES CERTIFICATES.

         The Preferred Securities Certificates shall be issued in minimum denominations of $__ Liquidation Amount and integral multiples of $__ in excess thereof, and the Common Securities Certificates shall be issued in denominations of $__ Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.4, 5.11 and 5.13.

SECTION 5.3     AUTHENTICATION AND DELIVERY OF TRUST SECURITIES CERTIFICATES.

         On the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any senior vice president or any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations. No Trust Securities Certificate shall entitle its Holder to any benefit under this Trust Agreement, or shall be valid for any purpose, unless such Trust Securities Certificate shall have been executed on behalf of the Trust by at least one Administrative Trustee and there shall appear on such Trust Securities Certificate a certificate of authentication substantially in the form set forth in Exhibit C or Exhibit E, as applicable, executed by the Property Trustee by manual signature; such authentication shall constitute conclusive evidence that such Trust Securities Certificate shall have been duly authenticated and delivered hereunder. All Trust Securities Certificates shall be dated the date of their authentication.

SECTION 5.4 REGISTRATION OF TRANSFER AND EXCHANGE OF PREFERRED SECURITIES CERTIFICATES.

         The Property Trustee, as "Securities Registrar," shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a "Securities Register" in which, subject to such reasonable regulations as it may prescribe, the Securities Registrar shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar.

         Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall notify the Securities Registrar in writing of such transfer and all relevant information regarding the new Holder, and shall execute on behalf of the Trust, cause to be authenticated by the Property Trustee and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees. The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8. The Securities Registrar shall be fully protected in relying upon the information provided to it by the Administrative Trustees in connection with maintaining the Securities Register.

         Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Securities Registrar in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

SECTION 5.5     MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES
                CERTIFICATES.

         If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

SECTION 5.6     PERSONS DEEMED SECURITYHOLDERS.

         Prior to the due presentation of a Trust Securities Certificate for registration of transfer, the Administrative Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

SECTION 5.7     ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES.

         The Administrative Trustees or the Depositor shall furnish or cause to be furnished a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent Record Date (a) to the Property Trustee, semi-annually on or before __________ and __________ in each year, and (b) to the Property Trustee, promptly after receipt by any Administrative Trustee or the Depositor of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Trustee shall be as provided in the Trust Indenture Act. The Property Trustee shall comply with the provisions of Section 312(b) of the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate shall be deemed to have agreed not to hold the Depositor or the Administrative Trustees accountable by reason of the disclosure of its name and address, or by reason of mailing pursuant to a request made under this Section 5.7, regardless of the source from which such information was derived.

SECTION 5.8     MAINTENANCE OF OFFICE OR AGENCY.

         The Administrative Trustees shall maintain in The City of New York, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate _______, as the principal corporate trust office for such purposes. The Property Trustee shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

SECTION 5.9     APPOINTMENT OF PAYING AGENT.

         The Paying Agent shall make Distributions and other payments provided hereby to Securityholders from the Payment Account and shall report the amounts of such Distributions and payments to the Property Trustee (if such Paying Agent be other than the Property Trustee) and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Property Trustee, and any co-paying agent chosen by the Property Trustee, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or be removed, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall give the Property Trustee notice of any default by the Depositor in the making of any payment under the Debentures. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 5.10    OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR.

         On the Closing Date, the Depositor shall acquire, and thereafter retain, beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Article 5 of the Indenture, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE TRUST AGREEMENT REFERRED TO HEREIN".

SECTION 5.11 BOOK-ENTRY PREFERRED SECURITIES CERTIFICATES; COMMON SECURITIES CERTIFICATE.

                (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Preferred Securities Certificate or Certificates representing Book-Entry Preferred Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Preferred Securities Certificate or Certificates representing Book-Entry Preferred Securities Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no beneficial owner will receive a Definitive Preferred Securities Certificate representing such beneficial owner's interest in such Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Preferred Securities Certificates have been issued to beneficial owners pursuant to Section 5.13:

                        (i) the provisions of this Section 5.11(a) shall be in full force and effect;

                        (ii) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of Distributions on, or the Liquidation Amount or Redemption Price of, the Book-Entry Preferred Securities and the giving of instructions or directions to Owners of Book-Entry Preferred Securities) as the sole Holder of Book-Entry Preferred Securities and shall have no obligations to the Owners thereof;

                        (iii)   to the extent that the provisions of this
                Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and

                        (iv) the rights of the Owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants and the applicable rules of the Clearing Agency. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to
                Section 5.13, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants.

                (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

SECTION 5.12    NOTICES TO CLEARING AGENCY.

         To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to
Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

SECTION 5.13    DEFINITIVE PREFERRED SECURITIES CERTIFICATES.

         If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities Certificates, and the Depositor is unable to locate a qualified successor within 90 days of receipt by the Depositor of such written advice, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Debenture Event of Default, Owners of Preferred Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Administrative Trustees in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Preferred Securities Certificates, then the Administrative Trustees shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of Preferred Securities Certificates and the other Trustees of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Administrative Trustees of the typewritten Preferred Securities Certificate or Certificates representing the Book-Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute on behalf of the Trust, and cause to be authenticated by the Property Trustee the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

SECTION 5.14    RIGHTS OF SECURITYHOLDERS.

         The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable beneficial interests in the assets of the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                                    ARTICLE 6
                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

SECTION 6.1     VOTING RIGHTS.

                (a) Except as otherwise required by law or as provided in this Section, Sections 8.10 or 10.2 or the Indenture, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

                (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 6.04 or 9.02 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a majority in Liquidation Amount of all Outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of greater than a majority in aggregate principal amount of the holders of the Debentures or the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of the Holders of such greater percentage in Liquidation Amount of all Outstanding Preferred Securities or each Holder of Preferred Securities, as the case may be. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation or partnership for United States federal income tax purposes on account of such action. This Section 6.1(b) is subject to
         Section 6.1(e).

                (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to this Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities.

                (d) If a Debenture Event of Default occurs and is continuing, then the Holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities then Outstanding shall have the right to declare the principal of all the Debentures immediately due and payable. In accordance with and subject to the provisions of the Indenture, the Holders of a majority in aggregate Liquidation Amount of the Preferred Securities then Outstanding shall have the right to (i) rescind or annul a declaration that the principal of all the Debentures be due and payable, (ii) waive any past default and its consequences which is waivable under the Indenture, except that when such waiver

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         would require the consent of holders of greater than a majority in aggregate principal amount of the Debentures or the consent of each holder of Debentures affected thereby, no such waiver shall be effective without the consent of the Holders of such greater percentage in Liquidation Amount of all Outstanding Preferred Securities or each Holder of Preferred Securities, as the case may be, (iii) consent to any amendment, modification or termination of the Indenture or Debentures when consent is required and (iv) direct the Property Trustee to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Debenture Trustee. This
         Section 6.1(d) is subject to Section 6.1(e).

                (e) Notwithstanding Sections 6.1(b), 6.1(d), 6.3 and 6.6 herein; if: (i) there are outstanding under the Indenture (including, solely for purposes of this Section 6.1(e), each supplemental indenture or board resolution referred to in Section 2.02(b) of the Indenture) one or more Debentures and one or more series that constitute a Pari Passu Series (as defined in the Indenture) in respect of the Debentures and (ii) the Indenture provides that any consent, waiver, declaration, rescission, direction or other matter to be acted upon requires the consent of or other action by the holders of a majority or other proportion in principal amount of the securities of a series and all affected Pari Passu Series, treating all such series as a single class, the Holders of the Preferred Securities shall participate in such action, as part of a single class consisting of (1) such Holders, (2) the holders of preferred securities of all Trusts (as defined in the Indenture), other than the Trust, that hold securities of an affected Pari Passu Series, and (3) all other holders of securities of such affected Pari Passu Series substituting for such purpose the liquidation preference of such holders for an equivalent amount of principal of Debentures (on a dollar-for-dollar basis) as to which such holders so participate.

SECTION 6.2     NOTICE OF MEETINGS.

         Notice of all meetings of the Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Administrative Trustees pursuant to Section 10.8 to each Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

SECTION 6.3     MEETINGS OF PREFERRED SECURITYHOLDERS.

         No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of Securityholders of record of 25% of the Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which such Securityholders are entitled to vote.

         Securityholders of record of 50% of the Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of such Securityholders.

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         If a quorum is present at a meeting, an affirmative vote by the
Securityholders of record present, in person or by proxy, holding a majority of the Preferred Securities (based upon their Liquidation Amount) held by such Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement or the Indenture requires a greater or lesser number of affirmative votes. This is subject to Section 6.1(e).

SECTION 6.4     VOTING RIGHTS.

         Securityholders shall be entitled to one vote for each $__ of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

SECTION 6.5     PROXIES, ETC.

         At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid for more than three years after its date of execution.

SECTION 6.6     SECURITYHOLDER ACTION BY WRITTEN CONSENT.

         Subject to Section 6.1(e), any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger or smaller proportion thereof as shall be required by any express provision of this Trust Agreement or the Indenture) shall consent to the action in writing or by other means permitted by rules or programs of the Clearing Agency.

SECTION 6.7     RECORD DATE FOR VOTING AND OTHER PURPOSES.

         For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

                                       31
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SECTION 6.8     ACTS OF SECURITYHOLDERS.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Administrative Trustees. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

         Any Act of Securityholders may also be taken by electronic means through any program administered by the Clearing Agency and shall be evidenced in accordance with its rules and procedures.

         The ownership of Preferred Securities shall be proved by the Securities Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

         If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

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         A Securityholder may institute a legal proceeding directly against the
Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee), the Trust or any other Person. If the Property Trustee fails to enforce its rights under the Indenture as the Holder of the Debentures, any Securityholder may institute legal proceedings against the Depositor to enforce such Property Trustee's rights under the Indenture without first instituting any legal proceedings against the Property Trustee or any other person or entity.

SECTION 6.9     INSPECTION OF RECORDS.

         Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

SECTION 7.1 REPRESENTATIONS AND WARRANTIES OF THE BANK, THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE.

         The Bank, and any successor Property Trustee or Delaware Trustee, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

                (a) the Bank is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                (b) the Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement;

                (c) this Trust Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and legally binding agreement of the Bank enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (d) the execution, delivery and performance by the Bank of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Bank, and does not require any approval of stockholders of the Bank and such execution, delivery and performance will not (i) violate the Bank's Certificate of Incorporation or By-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Bank is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust or corporate powers of the Bank, or any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or any order, judgment or decree applicable to the Bank;

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

                (e) neither the authorization, execution or delivery by the Bank of this Trust Agreement nor the consummation of any of the transactions by the Bank, the Property Trustee, or the Delaware Trustee (as appropriate in context) contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law governing the banking, trust or corporate powers of the Bank under the federal laws of the United States or the State of Delaware;

                (f) there are no proceedings pending or, to the best of the Bank's knowledge, threatened against or affecting the Bank, the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Bank to enter into or perform its obligations as one of the Trustees under this Trust Agreement; and

                (g) it is a Person eligible to act as Property Trustee pursuant to the Trust Indenture Act, and to act as Delaware Trustee pursuant to the Delaware Statutory Trust Act, as applicable, and has a combined capital and surplus of at least $50,000,000.

SECTION 7.2     REPRESENTATIONS AND WARRANTIES OF DEPOSITOR.

         The Depositor hereby represents and warrants for the benefit of the Securityholders that:

                (a) the Trust Securities Certificates issued on the Closing Date on behalf of the Trust have been duly authorized and, upon their execution, issuance and delivery, will have been, duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, entitled to the benefits of this Trust Agreement; and

                (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Bank, the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

                                    ARTICLE 8
                                  THE TRUSTEES

SECTION 8.1     DUTIES, RESPONSIBILITIES AND LIMITATION OF LIABILITY.

                (a) The duties, rights and responsibilities of the Trustees shall be as provided by this Trust Agreement and the Delaware Statutory Trust Act and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such

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         risk or liability is not reasonably assured to them. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this
         Section 8.1. No Trustee shall be liable hereunder except for its own gross negligence or willful misconduct; provided, however, to the extent required by the Trust Indenture Act, nothing in this Trust Agreement shall be construed to release the Property Trustee from liability for its own negligent action, its own failure to act, or its own willful misconduct. To the extent that, at law or in equity, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of a Trustee otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of such Trustee.

                (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

                (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                        (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                        (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                        (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

                        (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

                (d) No Trustee (each an "Indemnified Person" including in the respective individual capacity) shall be liable, responsible or accountable in damages or otherwise to the Trust, any of the Trust's Affiliates or any Securityholder for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions. An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Securityholders might properly be paid.

SECTION 8.2     NOTICES.

         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

         Within five Business Days after the receipt of notice of the Depositor's exercise of its right to extend the interest payment period for the Debentures pursuant to the Indenture, the Administrative Trustees shall transmit, in the manner and to the extent provided in Section 10.9, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

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SECTION 8.3     CERTAIN RIGHTS OF PROPERTY TRUSTEE.

         Subject to the provisions of Section 8.1:

                (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (b) if, (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions in this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or
         (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

                (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officer's Certificate;

                (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

                (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

                (f) the Property Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

                (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

                (i) the Property Trustee may execute any of the powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

                (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

                (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

         No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

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SECTION 8.4     NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

SECTION 8.5     MAY HOLD SECURITIES.

         Except as provided in the definition of the term "Outstanding" in
Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

SECTION 8.6     COMPENSATION; INDEMNITY; FEES.

         The Depositor agrees:

                (a) to pay to the Trustees from time to time reasonable compensation (in the case of the Property Trustee and Delaware Trustee, pursuant to a written fee agreement) for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence or willful misconduct (or, in the case of an Administrative Trustee or the Delaware Trustee, any such expense, disbursement or advance as may be attributable to its, his or her gross negligence or willful misconduct);

                (c) to indemnify each Indemnified Person or any predecessor for, and to hold each Indemnified Person harmless against, any loss, damage, claims, liability, penalty or expense incurred arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except any such expense, disbursement or advance as may be attributable to such Trustee's negligence or willful misconduct for (or, in the case of an Administrative Trustee or the Delaware Trustee, any such expense, disbursement or advance as may be attributable to its, his or her gross negligence or willful misconduct), which indemnification shall survive the termination of this Agreement or the resignation or removal of such Trustees; and

                (d) that, as to the Administrative Trustees, the indemnifications set forth in this Agreement are not exclusive and the Administrative Trustees shall be entitled to be indemnified to the fullest extent permitted by law, contract or otherwise.

                                       39
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         No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

SECTION 8.7     CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES.

                (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

                (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

                (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be
         (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

SECTION 8.8     CONFLICTING INTERESTS.

         If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

SECTION 8.9     CO-TRUSTEES AND SEPARATE TRUSTEE.

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment,

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and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Trust Agreement. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section 8.9 shall satisfy the requirements of Section 8.7.

         Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                (a) The Trust Securities shall be executed, authenticated and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

                (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee.

                (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, or any other trustee hereunder.

                (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

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

                (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 8.10    RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

         Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Securityholders. If the instrument of acceptance by the successor Trustee required by
Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

         Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Holders of the Common Securities. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time.

         If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default is continuing, the Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder shall appoint a successor Administrative Trustee. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed in accordance with this
Section 8.10 and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

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         The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).

SECTION 8.11    ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         In case of the appointment hereunder of a successor Relevant Trustee such successor Relevant Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Relevant Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Relevant Trustee shall become effective and such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on the request of the Depositor or the successor Relevant Trustee, such retiring Relevant Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Relevant Trustee and shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Relevant Trustee hereunder.

         In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees of the same trust and that each such Relevant Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Relevant Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant

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

Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

         Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

         No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

SECTION 8.12    MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee which is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 8.13    PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST.

         If and when the Property Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), within three months prior to a failure by the Depositor to make payment in full of principal or interest, when and as the same becomes due and payable, or subsequent to such failure, the Property Trustee shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor). For purposes of Section 311(b)(4) and (6) of the Trust Indenture Act:

                (a) "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

                (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Depositor or the Trust (or any such obligor) for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Property Trustee simultaneously with the creation of the creditor relationship with the Depositor or the Trust (or any such obligor) arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

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SECTION 8.14    REPORTS BY PROPERTY TRUSTEE.

                (a) On or before _________ of each year, commencing ________, the Property Trustee shall transmit to the Securityholders such reports concerning the Property Trustee, its actions under this Trust Agreement and the property and funds in its possession in its capacity as the Property Trustee as may be required pursuant to
         Section 313 of the Trust Indenture Act in the manner provided pursuant thereto.

                (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national securities exchange upon which the Trust Securities are listed, with the Commission and with the Depositor.

SECTION 8.15    REPORTS TO THE PROPERTY TRUSTEE.

         The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 8.16    EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

         Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee an Officer's Certificate evidencing compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall comply with Section 314(e) of the Trust Indenture Act.

SECTION 8.17    NUMBER OF TRUSTEES.

                (a) The number of Trustees shall be four, provided that the Holder of all of the Common Securities by written instrument may increase the number of Administrative Trustees or decrease the number thereof to one but not zero. The Property Trustee and the Delaware Trustee may be the same Person.

                (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to
         Section 8.17(a), or if the number of Trustees is increased pursuant to
         Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.10.

                (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with
         Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted

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         to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

SECTION 8.18    DELEGATION OF POWER.

                (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

                (b) The Administrative Trustees shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

SECTION 8.19    ENFORCEMENT OF RIGHTS OF PROPERTY TRUSTEE BY SECURITYHOLDERS.

         If a Debenture Event of Default occurs and is continuing, then (i) subject to Section 6.1(d) and the remaining provisions of this Section 8.19, the Holders of Preferred Securities will rely on the enforcement by the Property Trustee of its rights against the Depositor as the holder of the Debentures and
(ii) subject to Section 6.1(d), the Holders of a majority in aggregate Liquidation Amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under this Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures, provided that such direction shall not be in conflict with any rule of law or with this Trust Agreement, and could not involve the Property Trustee in personal liability in circumstances where reasonable indemnity would not be adequate, or the Holders of a majority in aggregate Liquidation Amount of the Preferred Securities may, on behalf of all Holders, consent to the waiver of any past default and its consequences. If the Property Trustee fails to enforce its rights under the Debentures, a Holder of Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding against the Depositor to enforce its rights under this Trust Agreement without first instituting any legal proceeding against the Property Trustee or any other Person, including the Trust; it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Trust Agreement to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Trust Agreement, except in the manner herein provided and for the equal and ratable benefit of all such Holders. Notwithstanding the foregoing, a Holder of Preferred Securities may institute a legal proceeding directly against the Depositor without first instituting a legal proceeding against or requesting or directing that action be taken by the Property Trustee or any other Person, for enforcement of payment to such Holder of principal of or interest on the Debentures having a principal amount

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equal to the aggregate stated Liquidation Amount of the Preferred Securities of such Holder on or after the due dates therefor specified or provided for in the Debentures.

                                    ARTICLE 9
                       TERMINATION, LIQUIDATION AND MERGER

SECTION 9.1     TERMINATION UPON EXPIRATION DATE.

         Unless earlier terminated, the Trust shall automatically terminate on ________ (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.4.

SECTION 9.2     EARLY TERMINATION.

         The first to occur of any of the following events is an "Early Termination Event", the occurrence of which shall result in the dissolution and termination of the Trust in accordance with the terms hereof:

                (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

                (b) the delivery of written direction given to the Property Trustee from the Depositor at any time (which direction is optional and wholly within the discretion of the Depositor) to terminate the Trust and distribute Debentures to Securityholders in exchange for the Preferred Securities as provided in Section 9.4;

                (c) the redemption or other payment in full of all of the Debentures, and the consequent redemption of the Trust Securities; and

                (d) an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction.

SECTION 9.3     TERMINATION.

         The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders and (d) the filing of a certificate of cancellation in accordance with the Delaware Statutory Trust Act.

SECTION 9.4     LIQUIDATION.

                (a)     If an Early Termination Event specified in clause (a),
         (b) or (d) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as

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         expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

                        (i)     state the Liquidation Date;

                        (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

                        (iii) provide such information with respect to the procedures by which Holders may exchange Trust Securities Certificates for Debentures, as the Administrative Trustees or the Property Trustee shall deem appropriate.

                (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

                (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall use its reasonable efforts to have the Debentures listed on any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

                (d)     In the event an Early Termination Event specified in
         Section 9.2(a) or (d) occurs, and distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner

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         as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust (evidenced by a certificate of the Administrative Trustees) as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities pursuant to Section 4.3.

SECTION 9.5     MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE
                TRUST.

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 9.5. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures,
(iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor

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entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

SECTION 10.1    LIMITATION OF RIGHTS AND LIABILITY OF SECURITYHOLDERS.

                (a) The bankruptcy, death, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                (b) Pursuant to Section 3803(a) of the Delaware Statutory Trust Act, the Securityholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 10.2    AMENDMENT.

                (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the 1940 Act, or (iii) to reduce or increase the Liquidation Amount per Trust Security and simultaneously to correspondingly increase or decrease the number of Trust Securities issued and Outstanding solely for the purpose of maintaining the eligibility of the Preferred Securities for quotation or listing on any national securities exchange or other organization on which the Preferred Securities are then quoted or listed; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Securityholder, and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders and provided further, that in the case of clause (iii) the aggregate Liquidation Amount of the Trust Securities Outstanding upon completion of any such reduction or increase must be the same as the aggregate Liquidation Amount of the Trust Securities Outstanding immediately prior to such reduction or increase; and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

                (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for federal income tax purposes or the Trust's exemption from status of an "investment company" under the 1940 Act.

                (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to
         (i) change the amount or timing of any Distribution (or payment on redemption) on the Trust Securities or otherwise adversely affect the amount of any Distribution (or payment on redemption) required to be made in respect of the Trust Securities as of a specified date, (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date, (iii) change the purpose of the Trust or (iv) authorize the issuance of any additional beneficial interests in the Trust; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

                (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to be treated other than as a grantor trust for United States federal income tax purposes or to fail or cease to qualify for the exemption from status of an "investment company" under the 1940 Act.

                (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

                (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

                (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officer's Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

SECTION 10.3    SEPARABILITY.

         In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.4    GOVERNING LAW.

         Each party hereto and any party accepting a Trust Security (i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware State court or Federal court sitting in Wilmington, Delaware in any action arising out of this Agreement, and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court. This Trust Agreement and the rights and obligations of each of the Securityholders, the Trust and the Trustees with respect to this Trust Agreement and the Trust Securities shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (without regard to conflicts of laws principles), PROVIDED, HOWEVER, THAT TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS TRUST AGREEMENT ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF,
(A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THIS TRUST AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

SECTION 10.5    NOTICE OF DEFERRAL OF DISTRIBUTION.

         In the event that the Depositor exercises its right to extend an interest payment period in respect of the Debentures pursuant to Section 11.02 of the Indenture and notice of such extension has been provided by the Depositor to the Property Trustee, the Property Trustee shall give written notice of such extension and of the deferral of the related Distribution on the Trust Securities, by first-class mail, postage prepaid, mailed not later than ten days prior to the Distribution Date upon which such Distribution would otherwise be payable, to each Holder of Preferred Securities at such Holder's address appearing in the Securities Register.

SECTION 10.6    SUCCESSORS.

         This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under
Article 5 of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

SECTION 10.7    HEADINGS.

         The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

SECTION 10.8    REPORTS, NOTICES AND DEMANDS.

         Any notice, request or other communication required or permitted to be given to the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees hereunder shall be in writing, duly signed by the party giving such notice, and delivered in person, telecopied, mailed by first class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery as follows:

                (a) if given to the Trust or to the Administrative Trustees, to the address set forth below or such other address as the Trust or Administrative Trustees may give notice of to the Property Trustee, the Delaware Trustee and the Holders:

                        RLI Capital Trust I
                        c/o RLI Corp.
                        9025 N. Lindbergh Drive
                        Peoria, Illinois 61615
                        Facsimile No.: _______________________
                        Attention: Administrative Trustees of RLI Capital
                                   Trust I

                (b) if given to the Property Trustee, to the Property Trustee's address set forth below or such other address as the Property Trustee may give notice of to the Delaware Trustee, the Administrative Trustees and the Holders:

                        Wilmington Trust Company
                        Rodney Square North
                        1100 North Market Street
                        Wilmington, Delaware 19890
                        Attention: Corporate Trust Administration

                (c) if given to the Delaware Trustee, to the Delaware Trustee's address set forth below or such other address as the Delaware Trustee may give notice of to the Property Trustee, the Administrative Trustees and the Holders:

                        Wilmington Trust Company
                        Rodney Square North
                        1100 North Market Street
                        Wilmington, Delaware 19890
                        Attention: Corporate Trust Administration

                (d) if given to the Common Securityholder, at the address of the Depositor set forth below or such other address as the Common Securityholder may give notice thereof:

                        RLI Corp.
                        9025 N. Lindbergh Drive
                        Peoria, Illinois 61615
                        Facsimile No.: __________________
                        Attention: Administrative Trustees of RLI Capital
                                   Trust I

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged or confirmed, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail or by overnight carrier guaranteeing next day delivery to the address set forth on the books and records of the Issuer and shall be deemed to have been duly given: five Business Days after being deposited in the mail, postage prepaid, if mailed; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

         If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 10.9    AGREEMENT NOT TO PETITION.

         Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of

Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this
Section 10.9 shall survive the termination of this Trust Agreement.

SECTION 10.10   LIMITATION OF DEPOSITOR'S LIABILITY.

         Except as expressly set forth in this Trust Agreement, the Guarantee and the terms of the Trust Securities, the Depositor: (i) shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the Securityholders that shall be made solely from assets of the Trust and (ii) shall not be required to pay to the Trust or to any Securityholders any deficit upon dissolution of the Trust or otherwise.

SECTION 10.11   TRUST INDENTURE ACT; CONFLICT WITH THE TRUST INDENTURE ACT.

                (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

                (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

                (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or to be excluded, as the case may be.

                (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 10.12   ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE.

         THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT

SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

SECTION 10.13   COUNTERPARTS.

         This Trust Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be an original, and all of which counterparts together shall constitute one and the same agreement.

                          [PAGE INTENTIONALLY OMITTED.]

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Trust Agreement or have caused this Amended and Restated Trust Agreement to be executed on their behalf all as of the day and year first above written.

                                     RLI CORP.,
                                     AS DEPOSITOR


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     ______________________________, solely as
                                     Property Trustee and Delaware Trustee


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     ______________________________, solely as
                                     Administrative Trustee


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     ______________________________, solely as
                                     Administrative Trustee


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                    EXHIBIT A

                              CERTIFICATE OF TRUST
                                       OF
                               RLI CAPITAL TRUST I

                             [intentionally omitted]

                                    EXHIBIT B

The Depository Trust Company
55 Water Street, 49th Floor,
New York, New York 10041-0099
Attention: ____________________
General Counsel's Office

         Re: RLI Capital Trust I

Ladies and Gentlemen:

         The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of RLI Capital Trust I __% Trust Originated Preferred Securities (the "Preferred Securities"), of RLI Capital Trust I, a Delaware statutory trust (the "Issuer"), formed pursuant to a Trust Agreement between RLI Corp. ("RLI") and ______________________, as Trustee. The payment of distributions on the Preferred Securities to the extent the Issuer has funds available for the payment thereof, and payments due upon liquidation of Issuer or redemption of the Preferred Securities are guaranteed by RLI to the extent set forth in a Guarantee Agreement dated ______ by RLI with respect to the Preferred Securities. RLI and the Issuer propose to sell the Preferred Securities to certain Underwriters (the "Underwriters") pursuant to an Underwriting Agreement dated _______ by and among the Underwriters, the Issuer and RLI dated _______, and the Underwriters wish to take delivery of the Preferred Securities through DTC. ______ is acting as transfer agent and registrar with respect to the Preferred Securities (the "Transfer Agent and Registrar").

         To induce DTC to accept the Preferred Securities as eligible for deposit at DTC, and to act in accordance with DTC's rules with respect to the Preferred Securities, the Issuer, the Transfer Agent and Registrar and DTC agree among each other as follows:

         1. Prior to the closing of the sale of the Preferred Securities to the Underwriters, which is expected to occur on or about _______, there shall be deposited with DTC one or more global certificates (individually and collectively, the "Global Certificate") registered in the name of DTC's Preferred Securities nominee, Cede & Co., representing an aggregate of _____ Preferred Securities and bearing the following legend:

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         2. The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders of the Preferred Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

         3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event at least 5 business days prior to the effective date of such event.

         4. In the event of distribution on, or an offering or issuance of rights with respect to, the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Preferred Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Preferred Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Preferred Securities. After establishing the amount of payment to be made on the Preferred Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to
(212) 709-1723. Such notices by mail or by any other means shall be sent to:

                        Manager, Announcements
                        Dividend Department
                        The Depository Trust Company
                        7 Hanover Square, 23rd Floor
                        New York, New York 10004-2695

         The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at
(212) 709-1270.

         5. In the event of a redemption by the Issuer of the Preferred Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

                        Call Notification Department
                        The Depository Trust Company
                        711 Stewart Avenue
                        Garden City, New York 11530-4719

         6. In the event of any invitation to tender the Preferred Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes), shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

                        Manager, Reorganization Department Reorganization Window The Depository Trust Company
                        7 Hanover Square, 23rd Floor
                        New York, New York 10004-2695

         7. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Preferred Securities and the accompanying designation of the Preferred Securities, which, as of the date of this letter is "RLI Capital Trust I ___% Trust Originated Preferred Securities."

         8. Distribution payments or other cash payments with respect to the Preferred Securities evidenced by the Global Certificate shall be received by Cede & Co., as nominee of DTC, or its registered assigns in next day funds on each payment date (or in accordance with existing arrangements between the Issuer or the Transfer Agent and Registrar and DTC). Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                        NDFS Redemption Department
                        The Depository Trust Company
                        7 Hanover Square, 23rd Floor
                        New York, New York 10004-2695

         9. DTC may by prior written notice direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

         10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Preferred Securities outstanding evidenced by the Global Certificate, DTC, in its discretion: (a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

         11. DTC may discontinue its services as a securities depositary with respect to the Preferred Securities at any time by giving at least 90 days' prior written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Preferred Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Preferred Securities, make available one or more separate global certificates evidencing Preferred Securities to any Participant having Preferred Securities credited to its DTC account, or issue definitive Preferred Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

         12. In the event that the Issuer determines that beneficial owners of Preferred Securities shall be able to obtain definitive Preferred Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

         13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of RLI Capital Trust I.

                                      Very truly yours,


                                      RLI Capital Trust I
                                      (As Issuer)

                                      By:
                                         ---------------------------------------
                                         [Name of Trustee]
                                         Administrative Trustee


                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------

                                      (As Transfer Agent and Registrar)

                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------

                                      RECEIVED AND ACCEPTED:
                                      THE DEPOSITORY TRUST COMPANY

                                      By:
                                          --------------------------------------
                                                  Authorized Officer

                                    EXHIBIT C

                      THIS CERTIFICATE IS NOT TRANSFERABLE
          EXCEPT AS PROVIDED IN THE TRUST AGREEMENT REFERRED TO HEREIN

         Certificate Number Number of Common Securities C-___ Certificate Evidencing Common Securities Of RLI Capital Trust I ___% Common Securities (liquidation amount $___ per Common Security) RLI Capital Trust I, a statutory trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that RLI Corp. (the "Holder") is the registered owner of _____ (___) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the ___% Common Securities (liquidation amount $__ per Common Security) (the "Common Securities"). In accordance with
Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable, except by operation of law or to an Affiliate of the Holder or a permitted successor under the Indenture, dated as of [ ], between the Holder and __________________________, as trustee, and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of ________, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, the Trust has executed this certificate this ______ day of ____________.

                                      RLI CAPITAL TRUST I


                                      By:
                                          --------------------------------------

                                      Name:
                                            ------------------------------------
                                                  Administrative Trustee

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Common Securities referred to in the within mentioned Trust Agreement.

                                      _________________________________, as
                                      Property Trustee


                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------

                                    EXHIBIT D

                    AGREEMENT AS TO EXPENSES AND LIABILITIES

         This AGREEMENT AS TO EXPENSES AND LIABILITIES (this "Agreement"), is dated as of ________, between RLI Corp., an Illinois corporation ("RLI"), and RLI Capital Trust I, a Delaware statutory trust (the "Trust").

         WHEREAS, the Trust intends to issue its Common Securities (the "Common Securities") to, and purchase ___% of Junior Subordinated Debentures (the "Debentures") from, RLI, and to issue and sell its ____% Trust Originated Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of _________, as the same may be amended from time to time (the "Trust Agreement");

         WHEREAS, RLI directly or indirectly will own all of the Common Securities of the Trust and will issue the Debentures;

         NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase RLI hereby agrees shall benefit RLI and which purchase RLI acknowledges will be made in reliance upon the execution and delivery of this Agreement, RLI and the Trust hereby agree as follows:

                                    ARTICLE I

SECTION 1.1     GUARANTEE BY RLI.

         Subject to the terms and conditions hereof, RLI hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

SECTION 1.2     TERM OF AGREEMENT.

         This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by RLI and _________________________, as guarantee trustee or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

SECTION 1.3     WAIVER OF NOTICE.

         RLI hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and RLI hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 1.4     NO IMPAIRMENT.

         The obligations, covenants, agreements and duties of RLI under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

         (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

         (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

         There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, RLI with respect to the happening of any of the foregoing.

SECTION 1.5     ENFORCEMENT.

         A Beneficiary may enforce this Agreement directly against RLI, and RLI waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against RLI.

SECTION 1.6     SUBROGATION.

         RLI shall be subrogated to all rights (if any) of the Trust in respect of any amounts paid to the Beneficiaries by RLI under this Agreement; provided, however, that RLI shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.

                                   ARTICLE II

SECTION 2.1     BINDING EFFECT.

         All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of RLI and shall inure to the benefit of the Beneficiaries.

SECTION 2.2     AMENDMENT.

         So long as there remains any Beneficiary, or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

SECTION 2.3     NOTICES.

         Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

                        If to RLI:         RLI Corp.
                                           9025 N. Lindbergh Drive
                                           Peoria, Illinois 61615
                                           Facsimile No.: (309) 689-2049
                                           Attention: General Counsel

                        If to the Trust:   RLI Capital Trust I
                                           __ c/o

                                           -----------------------------

                                           -----------------------------

                                           -----------------------------

                                           -----------------------------

SECTION 2.4     CHOICE OF LAW.

         This agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York.

         THIS AGREEMENT is executed as of the day and year first above written.

                                           RLI CORP.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                           RLI CAPITAL TRUST I


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                                 Administrative Trustee

                                    EXHIBIT E

         IF THE PREFERRED SECURITY IS TO BE A GLOBAL CERTIFICATE INSERT - This Preferred Security is a Global Certificate within the meaning of the Trust Agreement (as defined below) hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York), to RLI Capital Trust I or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                   Certificate Evidencing Preferred Securities
                                       Of
                               RLI Capital Trust I
                  ____% Trust Originated Preferred Securities,
                (liquidation amount $___ per Preferred Security)

         RLI Capital Trust I, a statutory trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of ______ (___) preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the RLI Capital Trust I ____% Trust Originated Preferred Securities, (liquidation amount $___ per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _________, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by RLI Corp., an Illinois corporation, and ________________________, as guarantee trustee, dated as of __________, as the same may be amended from time to time (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, the Trust has executed this certificate this _____ day of ______, ____.

                                      RLI CAPITAL TRUST I


                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                                  Administrative Trustee


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Preferred Securities referred to in the within mentioned Trust Agreement.

                                      _____________________________, as Property
                                      Trustee

                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------


                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

                   (Insert assignee's social security or tax identification number)

                   (Insert address and zip code of assignee)

and irrevocably appoints agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     -------------

                                      Signature:
                                                --------------------------------
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Preferred Security
                                                Certificate)

                                       E-2